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Exhibit 21                Subsidiaries of Intermet


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
NAME OF SUBSIDIARY                                 INCORPORATION OR PLACE OF ORGANIZATION

Alexander City Casting Company, Inc.               Alabama

Cast-Matic Corporation                             Michigan

Columbus Foundry, L.P.                             Delaware

Columbus Neunkirchen Foundry, GmbH                 Germany

Frisby P.M.C., Incorporated                        Illinois

Intermet International, Inc.                       Georgia

Iowa Mold Tooling Co., Inc.                        Iowa

Ironton Iron, Inc.                                 Ohio

Lower Basin, Inc.                                  Delaware

Lynchburg Foundry Company                          Virginia

Northern Castings Corporation                      Georgia

Sudbury, Inc.                                      Delaware

SUDM, Inc.                                         Michigan

Tool Products, Inc.                                Delaware

Transnational Indemnity Company                    Vermont

Vorpommersche Eisenwerke GmbH                      Germany
UeckermUnde
Wagner Castings Company                            Delaware

Wagner Havana, Inc.                                Delaware
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Intermet wholly owns the above subsidiaries directly or indirectly, unless otherwise indicated.